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                                                                    EXHIBIT 23.8


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "experts" and to the use of our report dated March 10, 2000, with respect to the financial statements of Grey Wolf Exploration Inc. for the years ended December 31, 1999 and 1998 included in Registration Statement No. 333-62934 of Abraxas Petroleum Corporation on Form S-4 and related prospectus of Abraxas Petroleum Corporation for the registration of 3,968,488 shares of its common stock.

                                                /s/ Ernst & Young LLP


Calgary, Canada
July 17, 2001                                              Chartered Accountants